Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2011 First Quarter Results

2011 First Quarter Dividend of $0.13 per Class A Share

NEW YORK, May 3, 2011 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss(1) of $95.5 million, or $0.99 per basic and diluted Class A Share, for the first quarter ended March 31, 2011. The Company also declared a $0.13 per share cash dividend on its Class A Shares for the 2011 first quarter.

Summary Highlights

•	Distributable Earnings of $65.2 million, or $0.16 per Adjusted Class A Share, for the 2011 first quarter, 33% higher than $49.2 million, or $0.12 per Adjusted Class A Share, for the 2010 first quarter

•	Assets under management of $29.0 billion as of April 1, 2011, 5% higher than $27.6 billion as of January 1, 2011 and 15% higher than $25.3 billion as of April 1, 2010

•	Estimated assets under management of $29.4 billion as of May 1, 2011, reflecting year-to-date performance-related appreciation of $1.1 billion and capital net inflows of $400 million

•

Estimated year-to-date net returns through April 30, 2011 of the OZ Master Fund of 4.1%, the OZ Europe Master Fund of 4.0%, the OZ Asia Master Fund of 2.4% and the OZ Global Special Investments Master Fund of 5.5%

“The value of our investment process was again readily apparent during the first quarter and in April,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “We continued to generate positive, risk-adjusted returns, with low volatility and low correlation to the equity markets, while also protecting investor capital. Our performance demonstrates the flexibility that our multi-strategy approach and international capabilities provide, enabling us to quickly respond to changes in the economic environment and capitalize on investment opportunities globally.

“We believe that capital inflows into the hedge fund industry are accelerating as institutional investors seek to increase the proportion of non-correlated strategies in their portfolios. Our dialog with both current and prospective fund investors is active, with interest from a diverse mix of investors worldwide. We remain confident that we are viewed as a manager of choice, which we believe positions us to attract a meaningful share of new industry flows.”

(1)	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP net loss allocated to Class A Shareholders.

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2011 first quarter, Och-Ziff reported a GAAP Net Loss of $95.5 million, or $0.99 per basic and diluted Class A Share, compared to a GAAP Net Loss of $88.6 million, or $1.07 per basic and diluted Class A Share, for the 2010 first quarter. The year-over-year increase in the GAAP Net Loss was primarily due to an increase in the Company’s interest in its principal operating subsidiaries (the “Och-Ziff Operating Group”) due to the vesting of Class A Restricted Share Units (“RSUs”) and the exchange of Och-Ziff Operating Group A Units (“Group A Units”) for Class A Shares. As a result of these exchanges, a larger share of the losses of the Och-Ziff Operating Group was allocated to the Company. Offsetting the increase in the GAAP Net Loss was an increase in management fees due to growth in the Company’s assets under management, as well as lower non-cash expenses associated with the Company’s reorganization in connection with its initial public offering (“IPO”).

The GAAP Net Loss in the 2011 first quarter primarily resulted from non-cash reorganization expenses of $405.9 million. These expenses related to the amortization of Group A Units, which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vest annually over five years through November 2012. Accordingly, the amortization of these expenses is expected to result in a GAAP Net Loss on an annual basis through 2012. Once vested, Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Additionally, the GAAP Net Loss in the 2011 first quarter was driven by non-cash expenses of $33.5 million for the amortization of equity-based compensation. This expense primarily relates to RSUs awarded to all of the Company’s employees in connection with its IPO, which vest annually over four years through November 2011, and subsequent compensation-related grants. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2011 first quarter were $65.2 million, or $0.16 per Adjusted Class A Share, 33% higher than $49.2 million, or $0.12 per Adjusted Class A Share, in the 2010 first quarter. The year-over-year increase was primarily attributable to higher management fees as a result of growth in the Company’s assets under management. Also contributing to the increase was higher incentive income, which was primarily due to amounts taken as tax distributions. These amounts are distributed to the Company to cover tax liabilities on incentive income which has been accrued by certain of the funds the Company manages, but will not be realized until the end of the relevant measurement period. These amounts relate to assets under management that have measurement periods of longer than one year.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $29.0 billion as of March 31, 2011, compared to $27.9 billion as of December 31, 2010 and $24.8 billion as of March 31, 2010. The $4.2 billion, or 17%, year-over-year increase was driven by performance-related appreciation of $2.4 billion and capital net inflows of $1.8 billion.

Assets under management by fund:

				% Change (1)
(dollars in billions)	March 31, 2011	December 31, 2010	March 31, 2010	Mar. 2011 vs. Dec. 2010	Mar. 2011 vs. Mar. 2010
OZ Master Fund	20.1	19.6	18.1	2%	11%
OZ Europe Master Fund	2.9	3.0	3.0	-2%	-2%
OZ Asia Master Fund	1.6	1.5	1.3	6%	23%
OZ Global Special Investments Master Fund	1.2	1.2	1.2	-1%	-1%
Other (1) (2)	3.2	2.6	1.2	24%	151%

(1)	Rounding differences may occur.
(2)	Includes real estate funds and other alternative investment vehicles managed by the Company.

Estimated assets under management as of May 1, 2011 were $29.4 billion, which reflected estimated April 2011 performance-related appreciation of approximately $200 million and estimated May 1, 2011 capital net inflows of approximately $200 million.

INVESTMENT PERFORMANCE

In the 2011 first quarter, performance-related appreciation was principally driven by credit-related strategies and long/short equity special situations globally.

Performance by fund(1):

	2011
	January	February	March	1Q
OZ Master Fund	1.71%	1.14%	0.48%	3.36%
OZ Europe Master Fund	2.29%	0.91%	0.34%	3.57%
OZ Asia Master Fund	0.98%	0.03%	0.44%	1.45%
OZ Global Special Investments Master Fund	2.20%	1.77%	0.59%	4.62%

(1)	Please see important disclosures on Exhibit 7 of the financial supplement accompanying this press release.

ECONOMIC INCOME FOR THE OCH-ZIFF FUNDS SEGMENT

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which is currently the Company’s only reportable segment under GAAP. This segment provides asset management services through the Company’s hedge funds and other alternative investment vehicles.

The measures discussed below are presented on an Economic Income basis. For reconciliations of these segment measures to the respective GAAP measures, please see Exhibits 3 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

Total Revenues – Segment

Total revenues for the 2011 first quarter were $121.0 million, a 21% increase from total revenues of $100.0 million for the 2010 first quarter. Management fees were $113.7 million, 14% higher than management fees of $99.6 million in the prior-year period. Incentive income was $7.0 million compared to $186 thousand in the prior-year period.

The year-over-year increase in total revenues was primarily attributable to the increase in management fees resulting from growth in the Company’s assets under management. This growth was driven by a combination of performance-related appreciation and capital net inflows. The increase in incentive income was primarily due to amounts taken as tax distributions. These amounts are distributed to the Company to cover tax liabilities on incentive income which has been accrued by certain of the funds the Company manages, but will not be realized until the end of the relevant measurement period. These amounts relate to assets under management that have measurement periods of longer than one year.

Compensation and Benefits – Segment

Compensation and benefits for the 2011 first quarter totaled $22.4 million, 24% higher than compensation and benefits of $18.0 million for the 2010 first quarter. The year-over-year increase was principally attributable to higher guaranteed bonus accruals. Also contributing to the increase were higher salaries and benefits due to increased headcount.

Non-Compensation Expenses – Segment

Non-compensation expenses for the 2011 first quarter were $19.6 million, essentially unchanged from the 2010 first quarter.

Economic Income – Segment

Economic Income for the Och-Ziff Funds segment for the 2011 first quarter was $79.1 million, a 27% increase from Economic Income of $62.1 million for the 2010 first quarter. The year-over-year increase was driven by a combination of higher management fees and incentive income, partially offset by higher compensation and benefits.

ECONOMIC INCOME FOR THE COMPANY’S OTHER OPERATIONS (NON-GAAP)

The Company’s Other Operations are currently comprised of its real estate business, which provides asset management services to its real estate funds, and investments in businesses established to expand certain of the Company’s private investment platforms. The businesses and investments within the Company’s Other Operations are not included in the results of the Och-Ziff Funds segment.

Economic Income for the Company’s Other Operations for the 2011 first quarter was $1.4 million, compared to a net loss of $4.3 million for the 2010 first quarter. The year-over-year improvement was principally due to increased management fees related to the launch of the Company’s second domestic real estate fund, as well as lower expenses associated with the Company’s Asia Real Estate business.

Economic Income for the Company’s Other Operations is a non-GAAP measure. For reconciliations of Economic Income for the Company’s Other Operations to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ECONOMIC INCOME FOR THE COMPANY (NON-GAAP)

Economic Income for the Company for the 2011 first quarter was $80.5 million, a 39% increase from Economic Income of $57.9 million for the 2010 first quarter. The increase was primarily attributable to the Och-Ziff Funds segment, and was due to increased revenues that were partially offset by higher compensation and benefits.

Economic Income for the Company is a non-GAAP measure. For reconciliations of Economic Income for the Company to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

CAPITAL

As of March 31, 2011, the number of Class A Shares outstanding was 96,756,727. For purposes of calculating Distributable Earnings per Share, the Company assumes that all interests of its partners and the Ziffs in the Och-Ziff Operating Group (“Partner Units”) and RSUs outstanding during the period have been converted on a one-to-one basis into Class A Shares. For the first quarter ended March 31, 2011, the total weighted-average Adjusted Class A Shares outstanding were 415,031,163.

DIVIDEND

The Board of Directors of Och-Ziff authorized a 2011 first-quarter dividend of $0.13 per Class A Share. The dividend is payable on May 19, 2011 to holders of record as of the close of business on May 12, 2011. The ex-dividend date will be May 10, 2011.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2011 first-quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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The Company will host a conference call today, May 3, 2011, at 8:30 a.m. Eastern Time to discuss its 2011 first-quarter results. The call will be open to the public and can be accessed by dialing +1-888-680-0893 (callers inside the U.S.) or +1-617-213-4859 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 52436435. A simultaneous webcast of the call will be available to the public on a listen-only basis on the Class A Shareholders page of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 93914211, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Class A Shareholders section of the Company’s website.

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Non-GAAP and Segment Financial Measures

In addition to analyzing the Company’s results on a GAAP basis, Och-Ziff’s management also reviews the Company’s results on an “Economic Income” basis. Economic Income for the Company, the Och-Ziff Funds segment and Other Operations excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the performance of the Company’s business and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s partners and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations;

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance;

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance; and

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, deferred cash compensation expense and expenses related to compensation arrangements based on annual investment performance are recognized in full on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for Other Operations is a non-GAAP measure that is calculated on the same basis as the methodology that is used to calculate Economic Income for the Och-Ziff Funds segment. Economic Income for the Company is a non-GAAP measure that equals the sum of Economic Income for the Och-Ziff Funds segment and for the Company’s Other Operations.

As a result of the adjustments described above, management fees, compensation and benefits, non-compensation expenses and net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries are presented on an Economic Income basis for the Company’s Other Operations and the Company, and are also non-GAAP measures. No adjustments to the GAAP basis have been made for incentive income, other revenues and net gains (losses) on joint ventures. For a full description of the adjustments made to the Company’s non-GAAP measures and reconciliations of these non-GAAP measures to the respective GAAP measures, please see Exhibits 3 through 5 that accompany this press release.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income for the Company less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the partners and the Ziffs, including the Group A Units and other non-equity profit interests in the Och-Ziff Operating Group that may convert into Group A Units upon the occurrence of certain events. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Adjusted Class A Shares are determined assuming all Partner Units and all RSUs are converted on a one-to-one basis into Class A Shares. Management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and the Ziffs with respect to their Partner Units.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibits 3 through 5 attached to this press release.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position,” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments related to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, professional talent and investment opportunities; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest; tax and other regulatory factors relevant to the Company’s business; as well as assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai and Beijing. Och-Ziff’s funds seek to generate consistent, positive, risk-adjusted returns across market cycles with low volatility and low correlation to the equity markets, and with an emphasis on preservation of capital. Och-Ziff’s multi-strategy approach combines global investment strategies, including convertible and derivative arbitrage, credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of May 1, 2011, Och-Ziff had approximately $29.4 billion in assets under management. For more information, please visit Och-Ziff’s website at www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

212-687-8080

Exhibit 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,

	2011	2010

Revenues
Management fees	$121,346	$101,742
Incentive income	6,966	186
Other revenues	358	391
Income of consolidated Och-Ziff funds	9,738	7,116

Total Revenues	138,408	109,435

Expenses
Compensation and benefits	59,205	53,192
Reorganization expenses	405,855	424,806
Interest expense	2,048	1,957
General, administrative and other	25,105	22,592
Expenses of consolidated Och-Ziff funds	1,450	1,082

Total Expenses	493,663	503,629

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	176	53
Change in deferred income of consolidated Och-Ziff funds	(2,326)	(1,887)
Net gains of consolidated Och-Ziff funds	8,287	6,191

Total Other Income	6,137	4,357

Loss before Income Taxes	(349,118)	(389,837)
Income taxes	8,626	8,799

Consolidated Net Loss	$(357,744)	$(398,636)

Net Loss Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries	$(262,280)	$(309,997)

Net Loss Allocated to Class A Shareholders	$(95,464)	$(88,639)

Net Loss Per Class A Share
Basic and diluted	$(0.99)	$(1.07)

Weighted-Average Class A Shares Outstanding (1)
Basic and diluted	96,812,723	82,708,885

(1)	Includes fully vested RSUs that have not been settled in Class A Shares.

Exhibit 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Economic Income Summary (Unaudited)

(dollars in thousands)

	Three Months Ended March 31, 2011
Economic Income Basis	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)
Management fees	$113,687	$4,286	$117,973
Incentive income	6,966	-	6,966
Other revenues	302	56	358
Total Economic Income revenues	120,955	4,342	125,297

Compensation and benefits	22,427	755	23,182
Non-compensation expenses	19,638	1,281	20,919
Total Economic Income expenses	42,065	2,036	44,101

Net gains (losses) on joint ventures (3)	169	(54)	115
Net income allocated to partners’ and others’ interests in consolidated subsidiaries (4)	-	(821)	(821)
Economic Income	79,059	1,431	80,490

	Three Months Ended March 31, 2010
Economic Income Basis	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)
Management fees	$99,574	$877	$100,451
Incentive income	186	-	186
Other revenues	284	107	391
Total Economic Income revenues	100,044	984	101,028

Compensation and benefits	18,031	3,800	21,831
Non-compensation expenses	19,631	1,546	21,177
Total Economic Income expenses	37,662	5,346	43,008

Net losses on joint ventures (3)	(235)	(90)	(325)
Net loss allocated to partners’ and others’ interests in consolidated subsidiaries (4)	-	187	187
Economic Income	62,147	(4,265)	57,882

(1)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment. For reconciliations of these segment measures to the nearest U.S. GAAP measures, see Exhibits 3 through 5.

(2)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net gains (losses) on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business. For reconciliations of these non-GAAP measures to the nearest U.S. GAAP measures, see Exhibits 3 through 5.

(3)	Represents the Company’s gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.

(4)	Represents the residual interests in the domestic real estate management business not owned by the Company.

Exhibit 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
		Reconciling Adjustments (1)					Reconciling Adjustments (1)
Three Months Ended March 31, 2011	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
Management fees	$113,687	$(275)	$3,648	(a)	$117,060	$4,286	$-	$-		$4,286	$117,973	$121,346
Incentive income	6,966	-	-		6,966	-	-	-		-	6,966	6,966
Other revenues	302	-	-		302	56	-	-		56	358	358
Income of consolidated Och-Ziff funds	-	3,057	-		3,057	-	6,681	-		6,681	-	9,738
Total revenues	120,955	2,782	3,648		127,385	4,342	6,681	-		11,023	125,297	138,408

Compensation and benefits	22,427	-	34,454	(b)(c) (f)	56,881	755	-	1,569	(c)	2,324	23,182	59,205
Reorganization expenses	-	-	405,855	(d)	405,855	-	-	-		-	-	405,855
Interest expense	2,048	-	-		2,048	-	-	-		-	2,048	2,048
General, administrative and other	17,590	-	6,050	(a) (e)	23,640	1,281	-	184	(e)	1,465	18,871	25,105
Expenses of consolidated Och-Ziff funds	-	246	-		246	-	1,204	-		1,204	-	1,450
Total expenses	42,065	246	446,359		488,670	2,036	1,204	1,753		4,993	44,101	493,663

Net gains (losses) on investments in Och-Ziff funds and joint ventures	169	-	61	(e)	230	(54)	(112)	112	(e)	(54)	115	176
Change in deferred income of consolidated Och-Ziff funds	-	(1,141)	-		(1,141)	-	(1,185)	-		(1,185)	-	(2,326)
Net gains of consolidated Och-Ziff funds	-	3,697	-		3,697	-	4,590	-		4,590	-	8,287

Income taxes	-	-	8,986	(e)	8,986	-	-	(360	) (e)	(360)	-	8,626

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	-	(5,092)	276,988	(f)	271,896	(821)	(8,770)	(25	) (f)	(9,616)	(821)	262,280

Net income (loss) allocated to Class A Shareholders	79,059	-	(174,648)		(95,589)	1,431	-	(1,306)		125	80,490	(95,464)
					Adjusted Income Taxes - Non-GAAP (4)						(15,309)

					Distributable Earnings - Non-GAAP						$65,181

					Weighted-Average Class A Shares Outstanding						96,812,723
					Weighted-Average Partner Units						305,215,206
					Weighted-Average Class A Restricted Share Units (RSUs)						13,003,234

					Weighted-Average Adjusted Class A Shares						415,031,163

					Distributable Earnings Per Adjusted Class A Share - Non- GAAP						$0.16

(1)	See Exhibit 5 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.

(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.

(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net gains (losses) on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.

(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
		Reconciling Adjustments (1)					Reconciling Adjustments (1)
Three Months Ended March 31, 2010	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
Management fees	$99,574	$(60)	$1,351	(a)	$100,865	$877	$-	$-		$877	$100,451	$101,742
Incentive income	186	-	-		186	-	-	-		-	186	186
Other revenues	284	-	-		284	107	-	-		107	391	391
Income of consolidated Och-Ziff funds	-	-	-		-	-	7,116	-		7,116	-	7,116
Total revenues	100,044	(60)	1,351		101,335	984	7,116	-		8,100	101,028	109,435

Compensation and benefits	18,031	-	27,574	(b)(c)(f)	45,605	3,800	-	3,787	(c)	7,587	21,831	53,192
Reorganization expenses	-	-	424,806	(d)	424,806	-	-	-		-	-	424,806
Interest expense	1,957	-	-		1,957	-	-	-		-	1,957	1,957
General, administrative and other	17,674	-	3,187	(a)(e)	20,861	1,546	-	185	(e)	1,731	19,220	22,592
Expenses of consolidated Och-Ziff funds	-	6	-		6	-	1,076	-		1,076	-	1,082
Total expenses	37,662	6	455,567		493,235	5,346	1,076	3,972		10,394	43,008	503,629

Net gains (losses) on investments in Och-Ziff funds and joint ventures	(235)	-	378	(e)	143	(90)	(120)	120	(e)	(90)	(325)	53
Change in deferred income of consolidated Och-Ziff funds	-	-	-		-	-	(1,887)	-		(1,887)	-	(1,887)
Net gains of consolidated Och-Ziff funds	-	703	-		703	-	5,488	-		5,488	-	6,191

Income taxes	-	-	7,552	(e)	7,552	-	-	1,247	(e)	1,247	-	8,799

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	-	(637)	320,001	(f)	319,364	187	(9,521)	(33)	(f)	(9,367)	187	309,997

Net income (loss) allocated to Class A Shareholders	62,147	-	(141,389)		(79,242)	(4,265)	-	(5,132)		(9,397)	57,882	(88,639)
					Adjusted Income Taxes - Non-GAAP (4)						(8,698)

					Distributable Earnings - Non-GAAP						$49,184

					Weighted-Average Class A Shares Outstanding						82,708,885
					Weighted-Average Partner Units						310,753,603
					Weighted-Average Class A Restricted Share Units (RSUs)						14,673,460

					Weighted-Average Adjusted Class A Shares						408,135,948

					Distributable Earnings Per Adjusted Class A Share - Non- GAAP						$0.12

(1)	See Exhibit 5 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.

(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.

(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net gains (losses) on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.

(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Description of Adjustments Made to Reconcile Economic Income

to the Company’s Results on a U.S. GAAP Basis (Unaudited)

Funds Consolidation

Economic Income excludes the impacts of the consolidated Och-Ziff funds, including the related eliminations.

Other Adjustments

(a)	Economic Income presents management fees net of recurring placement and related service fees on assets under management, as management considers these fees a reduction in management fees, not an expense.

(b)	Economic Income recognizes the full amount of deferred cash compensation and expenses related to compensation arrangements indexed to annual investment performance on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(c)	Economic Income excludes equity-based compensation expenses, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. The Company includes the number of shares granted in its Adjusted Class A Share count when determining Distributable Earnings Per Share.

(d)	Economic Income excludes Reorganization expenses, which are non-cash expenses directly attributable to the reclassification of interests held by the partners and the Ziffs prior to the Reorganization as Och-Ziff Operating Group A Units and any subsequent reallocations of such units.

(e)	Economic Income excludes depreciation and amortization, changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of the operating performance of the Company. Economic Income also excludes income taxes as it is a measure of pre-tax performance.

(f)	Economic Income excludes amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group.

Exhibit 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended March 31,	Year Ended December 31,

	2011	2010	2009	2008

Total Assets Under Management (1)
Beginning of period balance	$27,935	$23,080	$26,955	$33,387
Net flows	151	2,693	(8,053)	(722)
Appreciation (depreciation) (2)	944	2,162	4,178	(5,710)

End of period balance	$29,030	$27,935	$23,080	$26,955

Total Assets Under Management by Fund
OZ Master Fund	$20,059	$19,625	$15,577	$16,396
OZ Europe Master Fund	2,905	2,958	2,957	5,084
OZ Asia Master Fund	1,634	1,535	1,246	2,439
OZ Global Special Investments Master Fund	1,228	1,240	1,999	1,910

Och-Ziff Funds - Net Returns (3)
OZ Master Fund	3.4%	8.5%	23.1%	-15.9%
OZ Europe Master Fund	3.6%	7.5%	16.4%	-17.4%
OZ Asia Master Fund	1.5%	9.9%	34.0%	-30.9%
OZ Global Special Investments Master Fund	4.6%	13.4%	8.4%	-8.3%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its partners and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

(3)	Reflects a composite of the quarterly and year-to-date returns for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.

Exhibit 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited) (1)

	2011
	January	February	March	1Q
Och-Ziff Funds - Net Returns
OZ Master Fund	1.71%	1.14%	0.48%	3.36%
OZ Europe Master Fund	2.29%	0.91%	0.34%	3.57%
OZ Asia Master Fund	0.98%	0.03%	0.44%	1.45%
OZ Global Special Investments Master Fund	2.20%	1.77%	0.59%	4.62%
S&P 500 Index - Total Return (2)	2.37%	3.43%	0.04%	5.92%
	2010
	January	February	March	April	May	June	July	August	September	October	November	December	FY2010
Och-Ziff Funds - Net Returns
OZ Master Fund	1.09%	0.40%	1.21%	0.88%	-1.71%	-0.53%	1.35%	0.19%	1.34%	2.38%	0.81%	0.85%	8.52%
OZ Europe Master Fund	2.47%	0.95%	0.93%	0.64%	-2.50%	-0.90%	0.94%	0.59%	1.78%	1.05%	0.07%	1.34%	7.52%
OZ Asia Master Fund	0.74%	0.43%	3.80%	1.15%	-3.11%	0.03%	0.47%	0.17%	1.54%	3.59%	0.06%	0.78%	9.90%
OZ Global Special Investments Master Fund	1.61%	0.98%	1.18%	1.11%	-1.39%	0.09%	1.25%	0.24%	2.07%	2.91%	0.86%	1.82%	13.43%
S&P 500 Index - Total Return (2)	-3.60%	3.10%	6.03%	1.58%	-7.99%	-5.23%	7.01%	-4.51%	8.92%	3.81%	0.01%	6.68%	15.06%

Past performance is no indication or guarantee of future results.

(1)	Fund performance reflects a composite of the return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.

(2)	Readers should not assume that there is any material overlap between those securities in the portfolios of the Och-Ziff funds and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-capitalization corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the funds’ performance should not be considered an indication of how the fund will perform relative to the S&P 500 Index in the future. Please note that the funds’ investment objective is not to beat the S&P 500 Index. Furthermore, the funds’ performance has frequently trailed that of the S&P 500 Index in periods of positive performance.